Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-2654, 33-88686, 333-67559, 333-37356, 333-50174, 333-88486, 333-105880, and 333-134939) of Covenant Transport, Inc. of our report dated June 5, 2006 relating to the financial statements of Covenant Transport, Inc. 401(k) and Profit Sharing Plan as of December 29, 2005 and 2004, which appears in this Form 11-K.

/s/ Lattimore Black Morgan & Cain, P.C.

Knoxville, Tennessee
June 23, 2006

Back to Form 11-K